As filed with the Securities and Exchange Commission on November 16, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Immunome, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0694340 (I.R.S. Employer Identification Number)
665 Stockton Drive, Suite 300
Exton, PA 19341
(610) 321-3700
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Clay Siegall, Ph.D.
President and Chief Executive Officer
665 Stockton Drive, Suite 300
Exton, PA 19341
(610) 321-3700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Thomas A. Coll Carlos Ramirez Cooley LLP 10265 Science Center Drive San Diego, CA 92121 (858) 550-6000	Sandra G. Stoneman Chief Legal Officer and General Counsel Immunome, Inc. 665 Stockton Drive, Suite 300 Exton, PA 19341 (610) 321-3700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED NOVEMBER 16, 2023
PROSPECTUS
21,690,871 Shares of Common Stock

This prospectus relates to the proposed resale from time to time by the selling stockholders named herein, together with any of such stockholders’ transferees, pledgees, donees or successors, of 21,690,871 shares, or the Shares, of our common stock, par value $0.0001 per share, which were sold to the selling stockholders in a private placement that closed on October 2, 2023, or the PIPE Financing.
We are registering the offer and sale of the Shares from time to time by the selling stockholders to satisfy registration rights the selling stockholders were granted in connection with the PIPE Financing. We are not selling any of our common stock pursuant to this prospectus, and we will not receive any proceeds from the sale of our common stock offered by this prospectus by the selling stockholders.
The selling stockholders may offer and sell or otherwise dispose of the Shares described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all underwriting fees, commissions and discounts, if any, attributable to the sales of Shares and any transfer taxes. We will bear all other costs, expenses and fees in connection with the registration of the Shares. See “Plan of Distribution” for more information about how the selling stockholders may sell or dispose of their respective Shares.
Our common stock is listed on The Nasdaq Capital Market under the trading symbol “IMNM.” On November 15, 2023, the last reported sales price of our common stock on the Nasdaq Capital Market was $7.95 per share.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 4 of this prospectus, and under similar headings in any amendment or supplement to this prospectus or in the other documents that are incorporated by reference into this prospectus.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is            , 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, the selling stockholders may from time to time sell Shares described in this prospectus in one or more offerings or otherwise as described under “Plan of Distribution.”
Neither we nor the selling stockholders have authorized anyone to provide you with any information other than that contained in, or incorporated by reference into, this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares of our common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus may be supplemented from time to time by one or more prospectus supplements. Such prospectus supplement may add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information.”
Throughout this prospectus, when we refer to the selling stockholders, we are referring to the selling stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find Additional Information.”
Unless the context indicates otherwise, as used in this prospectus, the terms “Company,” “we,” “us,” “our,” and “Immunome,” and similar designations, except where context requires otherwise, refer collectively to Immunome, Inc.

ii

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Company Overview
Immunome is a biotechnology company dedicated to developing first-in-class and best-in-class targeted cancer therapies. Our portfolio pursues each target with a modality appropriate to its biology, including immunotherapies, targeted effectors, radioligand therapies and ADCs. We believe that pursuing underexplored targets with appropriate drug modalities leads to transformative therapies. Our proprietary memory B cell hybridoma technology allows for the rapid screening and functional characterization of novel antibodies and targets.
Immunome is currently advancing its lead oncology program: an antibody (IMM-ONC-01) against interleukin 38 (IL-38) a novel immune modulator for the treatment of various solid tumors, which is in preclinical development stage. Immunome is also studying the expression of IL-38 in various tumor types in order to select the most appropriate patient population for potential evaluation of IMM-ONC-01 clinical utility.
On October 2, 2023, the Company completed its merger with Morphimmune Inc., or Morphimmune. Under the terms of the Agreement and Plan of Merger and Reorganization dated as of June 28, 2023, or the Merger Agreement, among the Company, Morphimmune and Ibiza Merger Sub, Inc., a wholly owned subsidiary of the Company, or Merger Sub, Morphimmune merged with and into Merger Sub, with Morphimmune surviving as a wholly-owned subsidiary of Immunome, or the Merger.
Morphimmune is a preclinical biotechnology company focused on developing targeted oncology therapeutics. Morphimmune’s Targeted Effector platform uses small molecule ligands to selectively deliver drug payloads to diseased cells. We believe this approach reduces toxicity and increases the efficacy of effector molecules, thereby improving outcomes for patients.
Morphimmune’s 177Lu-FAP program is focused on developing a radiotherapy that targets FAP, or fibroblast activation protein, a protein overexpressed in cancer associated fibroblasts found in 75 percent of solid tumors. We believe that a FAP radiotherapy with pharmacokinetics optimized by the Targeted Effector platform will demonstrate increased antitumor activity driven by increased tumor uptake and retention.
PIPE Financing
On June 29, 2023, in connection with entering into the Merger Agreement, we entered into subscription agreements, or a Subscription Agreement, with each selling stockholder pursuant to which, among other things, the selling stockholders agreed to subscribe for and purchase, and Immunome agreed to issue and sell to the selling stockholders, an aggregate of 21,690,871 shares of Immunome common stock for an aggregate purchase price of approximately $125.0 million, on the terms and subject to the conditions set forth therein, or the PIPE Financing. The Shares were sold to the selling stockholders at a price per share equal to $5.75 and, in the case of affiliate investors, $5.91 per share, the consolidated closing bid price per share immediately preceding the entry into the Subscription Agreement. The closing of the PIPE Financing occurred on October 2, 2023, immediately following the consummation of the Merger.
Pursuant to the Subscription Agreements, we agreed to prepare and file, within 45 days after the closing of the PIPE Financing, one or more registration statements with the SEC to register for resale the Shares.

Implications of Being an Emerging Growth Company and Smaller Reporting Company
We are an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. The JOBS Act permits an “emerging growth company” to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to use this the extended transition period under the JOBS Act until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our consolidated financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates. The JOBS Act also allows us to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including relief from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, less extensive disclosure obligations regarding executive compensation in our registration statements, periodic reports and proxy statements, exemptions from the requirements to hold a nonbinding advisory vote on executive compensation, and exemptions from stockholder approval of any golden parachute payments not previously approved. We may also elect to take advantage of other reduced reporting requirements in future filings. As a result, our stockholders may not have access to certain information that they may deem important and the information that we provide to our stockholders may be different than, and not comparable to, information presented by other public reporting companies.
We will remain an emerging growth company until the earliest to occur of: (1) the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; (2) the date we qualify as a “large accelerated filer,” with at least $700.0 million of equity securities held by non-affiliates; (3) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; and (4) December 31, 2025.
We are also a smaller reporting company and may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.
Company Information
We were originally incorporated in the Commonwealth of Pennsylvania on March 2, 2006 and converted into a Delaware corporation on December 2, 2015. Our principal executive offices are located at 665 Stockton Drive, Suite 300, Exton, Pennsylvania 19341, and our telephone number is (610) 321-3700. Our website is www.immunome.com. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus and should not be considered part of this prospectus. We have included our website in this prospectus solely as an inactive textual reference.

The Offering
Common stock offered by the selling stockholders	21,690,871 Shares
Use of Proceeds	We will not receive any proceeds from the sale of the Shares covered by this prospectus.
Nasdaq Capital Market symbol	IMNM
Risk Factors	An investment in our common stock involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 16, 2023, as updated by our other filings we make with the SEC, which are incorporated by reference into this prospectus, together with other information in this prospectus and the documents incorporated by reference. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”
Risks Related to this Offering
The selling stockholders named in this prospectus hold a significant portion of our total outstanding shares of common stock and any sale of such shares into the market in the future could cause the market price of our common stock to drop significantly.
The selling stockholders named in this prospectus may offer and sell up to 21,690,871 shares of our common stock, which represents approximately 50.7% of our total outstanding shares of common stock as of November 13, 2023. Sales of a substantial number of shares of our common stock in the public market by the selling stockholders named in this prospectus, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales by the selling stockholders may have on the prevailing market price of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.
In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including their use in the negative) intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of the document containing the applicable statement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under the heading “Risk Factors” in our SEC filings, and may provide additional information in any applicable prospectus supplement. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.
You should read this prospectus, the registration statement of which this prospectus is a part, the documents incorporated by reference herein, and any applicable prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

USE OF PROCEEDS
All of the Shares offered to be sold pursuant to this prospectus will be sold by the selling stockholders. We will not receive any of the proceeds from such sales.
The selling stockholders will bear all fees, commissions and discounts, if any, attributable to the sales of the Shares. We will bear all other costs, expenses and fees in connection with the registration of the Shares to be sold by the selling stockholders pursuant to this prospectus.

SELLING STOCKHOLDERS
We have prepared this prospectus to allow the selling stockholders to offer and sell from time to time up to 21,690,871 shares of our common stock for their own account. We are registering the offer and sale of the Shares to satisfy certain registration obligations that we granted the selling stockholders in the Subscription Agreements.
The following table sets forth (i) the name of each selling stockholder; (ii) the number of shares of common stock beneficially owned by each of the selling stockholders; (iii) the number of Shares that may be offered under this prospectus; and (iv) the number of shares of common stock beneficially owned by each of the selling stockholders assuming all of the Shares covered hereby are sold. We do not know how long the selling stockholders will hold the Shares before selling them. Except as disclosed below in “— Relationships with Selling Stockholders”, we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any Shares.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days of October 2, 2023.
The information set forth in the table below is based upon information obtained from the selling stockholders. The percentage of shares beneficially owned prior to, and after, the offering is based on 42,729,847 shares of our common stock outstanding as of November 13, 2023 and assumes each selling stockholder disposes of all of the Shares covered by this prospectus and does not acquire beneficial ownership of any additional shares of common stock. The registration of the Shares does not necessarily mean that the selling stockholders will sell all or any portion of the Shares covered by this prospectus.
As used in this prospectus, the term “selling stockholders” includes the selling stockholders listed in the table below, together with any additional selling stockholders listed in a prospectus supplement, and their donees, pledgees, assignees, transferees, distributees and successors-in-interest that receive Shares in any non-sale transfer after the date of this prospectus. Unless otherwise indicated, the address for the following selling stockholders is: c/o Immunome, Inc., 665 Stockton Drive, Suite 300, Exton, Pennsylvania 19341.
	Beneficial Ownership Prior to This Offering			Beneficial Ownership After This Offering(3)
Name of Selling Stockholder(1)	Number of Shares	Percentage of Total Voting Power	Maximum Number of Shares Being Offered(2)	Number of Shares	Percentage of Total Voting Power
Entities or Persons affiliated with FMR, LLC(4)	3,913,043	9.16%	3,913,043	—	—
Immunome Aggregator, LP(5)	3,478,261	8.14%	3,478,261	—	—
Entities or Persons affiliated with Redmile Group, LLC(6)	3,879,415	9.08%	3,478,261	401,154	*
Entities or Persons affiliated with EcoR1 Capital, LLC(7)	3,879,415	9.08%	3,478,261	401,154	*
Janus Henderson Biotech Innovation Master Fund Limited(8)	1,391,305	3.26%	1,391,305	—	—
B-Flexion Health and Life Science Invest L.P.(9)	1,269,035	2.97%	1,269,035	—	—
Entities or persons affiliated with Avidity Master Fund LP(10)	1,270,720	2.97%	869,566	401,154	*
T. Rowe Price Health Sciences Fund, Inc.(11)	831,551	1.95%	831,551	—	—
T. Rowe Price Health Sciences Portfolio(11)	38,013	*	38,013	—	—
Woodline Master Fund LP(12)	922,892	2.16%	521,738	401,154	*

	Beneficial Ownership Prior to This Offering			Beneficial Ownership After This Offering(3)
Name of Selling Stockholder(1)	Number of Shares	Percentage of Total Voting Power	Maximum Number of Shares Being Offered(2)	Number of Shares	Percentage of Total Voting Power
Entities or Persons affiliated with John A. Elway, Jr.(13)	407,826	*	347,826	60,000	*
Franklin Berger(14)	448,113	1.05%	347,825	100,288	*
S5 Enterprises Inc.(15)	347,825	*	347,825	—	—
Entities or Persons affiliated with Ethan Benovitz(16)	204,851	*	34,782	170,069	*
Entities or Persons affiliated with Jaime Hartman(17)	856,308	2.00%	313,043	543,265	1.27%
Michael Rapp(18)	1,304,164	3.05%	253,806	1,050,358	2.46%
Entities or Persons affiliated with Sanford Greenberg(19)	283,068	*	260,868	22,200	*
Clay Siegall(20)	1,709,600	3.87%	169,204	1,540,396	3.49%
Entities or Persons affiliated with Michael Zimmerman(21)	287,453	*	173,912	113,541	*
John Chisholm(22)	95,664	*	95,664	—	—
Bruce Turner	42,300	*	42,300	—	—
Joe Anselmo(23)	34,782	*	34,782	—	—

*
Denotes less than 1%.

(1)
Certain of the selling stockholders are current employees or affiliates of the Company. See “— Relationships with Selling Stockholders” below for more information.

(2)
Represents all of the Shares that a selling stockholder may offer and sell from time to time under this prospectus.

(3)
Assumes the selling stockholders sell the maximum number of Shares possible in this offering.

(4)
Consists of (i) 333,597 Shares held by Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund, (ii) 1,569,983 Shares held by Fidelity Growth Company Commingled Pool By: Fidelity Management Trust Company, as Trustee (iii) 421,769 Shares held by Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund, (iv) 434,782 Shares held by Fidelity Select Portfolios: Biotechnology Portfolio, and (v) 1,152,912 Shares held by Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund, with the resale of all such Shares identified in (i) through (v) being registered on this registration statement. The funds and accounts in (i) through (v) are managed by direct or indirect subsidiaries of FMR LLC, and all the Shares held by such funds and accounts are being registered on this registration statement. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of these funds and accounts is 245 Summer Street, Boston, MA 02210.

(5)
Consists of 3,478,261 Shares held by Immunome Aggregator, LP., with the resale of all such Shares being registered on this registration statement. Immunome Aggregator, LP is a wholly owned subsidiary of Enavate Sciences, LP. Enavate Sciences GP, LLC is the sole general partner of each of Enavate Sciences, LP and Immunome Aggregator, LP. Enavate Sciences Holdings, LLC is the sole and managing member of Enavate Sciences GP, LLC. Patient Square Equity Advisors, LP is the sole and managing member of Enavate Sciences Holdings, LLC, and has delegated all investment decisions with respect to the Shares, including voting and dispositive power, to the board of managers of Enavate Sciences Holdings, LLC, or the Holdings Board. All voting and investment decisions with respect to the Shares are made by a majority of the votes of the Holdings Board. The members of the Holdings Board consist of Jim Momtazee, Neel Varshney, Laura Furmanski and Jim Boylan, each of whom expressly disclaims beneficial ownership of the Shares. The address of Immunome Aggregator, LP. is c/o Enavate Sciences, LP, 106 W 56th Street, 8th Floor, New York, NY 10019-3806.
(6)
Consists of 3,879,415 shares of common stock held by Redmile Biopharma Investments III, L.P., or RBI III, with the resale of 3,478,261 Shares of such shares of common stock being registered on this registration statement. Redmile Group, LLC is the investment manager of RBI III and, in such capacity, exercises sole voting and investment power over all of the shares held by RBI III and may be deemed to be the beneficial owner of these shares. Jeremy C. Green serves as the managing member of Redmile Group, LLC and also may be deemed to be the beneficial owner of these shares. Redmile Group, LLC and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. The address of RBI III is c/o Redmile Group, LLC, One Letterman Drive, Suite D3-300, San Francisco, CA, 94129.

(7)
Consists of (i) 222,065 shares of common stock held by EcoR1 Capital Fund, L.P., or Capital Fund, and (ii) 3,657,350 shares of common stock directly held by EcoR1 Capital Fund Qualified, L.P., or Qualified Fund, with the resale of 3,478,261 Shares of such shares of common stock identified in (i) and (ii) being registered on this registration statement. EcoR1 Capital, LLC, or EcoR1, is the general partner of Capital Fund and Qualified Fund. Oleg Nodelman is the control person of EcoR1 and may be deemed to share dispositive voting power over the shares held by Capital Fund and Qualified Fund. Mr. Nodelman and EcoR1 both disclaim beneficial ownership of all shares except to the extent of their pecuniary interest. The address of the above person and entities is 357 Tehama Street #3, San Francisco, California 94103.

(8)
Consists of 1,391,305 Shares held by Janus Henderson Biotech Innovation Master Fund Limited, with the resale of all such Shares being registered on this registration statement. Such Shares may be deemed to be beneficially owned by Janus Henderson Investors US LLC, or Janus, as investment adviser registered under the investment Advisers Act of 1940, who acts as investment adviser for Janus Henderson Biotech Innovation Master Fund Limited and has the ability to make decisions with respect to the voting and deposition of the shares subject to the oversight of the board of directors of Janus Henderson Biotech Innovation Master Fund Limited. Under the terms of its management contract with Janus Henderson Biotech Innovation Master Fund Limited, Janus has overall responsibility for directing the investments of Janus Henderson Biotech Innovation Master Fund Limited in accordance with the Janus Henderson Biotech Innovation Master Fund Limited’s investment objective, policies and limitations. Janus Henderson Biotech Innovation Master Fund Limited has one or more portfolio managers appointed by and serving at the pleasure of Janus who make decisions with respect to the disposition of the Shares. The address for Janus is 151 Detroit Street, Denver, CO 80206. The portfolio managers for Janus Henderson Biotech Innovation Master Fund Limited are: Andrew Acker, Daniel S. Lyons and Agustin Mohedas.

(9)
Consists of 1,269,035 Shares held by B-Flexion Health and Life Science Invest L.P, with the resale of all such Shares being registered on this registration statement. B-Flexion GP Limited is the general partner of B-Flexion Health and Life Science Invest L.P. Any two directors of B-Flexion GP Limited has the power to vote or dispose of the Shares. The members of the B-Flexion GP Limited board are Ben Burton, Suzete Davy, Sally Hardman, Andrew Le Gal, Panicos Papageorgiou and Phillip Shenkman, each of whom expressly disclaim beneficial ownership of the Shares. The address for B-Flexion Health and Life Science Invest L.P. is Ensign House, 29 Seaton Place, St. Helier, Jersey.

(10)
Consists of (i) 242,215 shares of common stock held by Avidity Private Master Fund I LP, or Avidity Private, and (ii) 1,028,505 shares of common stock held by Avidity Master Fund LP, or Avidity Master, with the resale of 869,566 Shares of such shares of common stock identified in (i) and (ii) being registered on this registration statement. Avidity Master is a Cayman exempted limited partnership, and Avidity Private is a Cayman exempted limited partnership. Avidity Master and Avidity Private are collectively referred to as the Avidity Funds. The general partner of each of the Avidity Funds is Avidity

Capital Partners Fund (GP) LP, a Delaware limited partnership, whose general partner is Avidity Capital Partners (GP) LLC, a Delaware limited liability company. Avidity Partners Management LP is the investment manager of each of the Avidity Funds. Avidity Partners Management (GP) LLC is the general partner of Avidity Partners Management LP. David Witzke and Michael Gregory are the managing members of Avidity Capital Partners (GP) LLC and Avidity Partners Management (GP) LLC. Each of the entities and individuals referenced in this paragraph may be deemed to beneficially own the shares held by Avidity Private and Avidity Master. Certain affiliates of Avidity Private and Avidity Master, which are not Selling Stockholders, may also own shares of common stock. The address of the Avidity Funds is 2828 N. Harwood Street, Suite 1220, Dallas, TX 75201.
(11)
T. Rowe Price Associates, Inc., or TRPA, serves as investment adviser with power to direct investments and/or sole power to vote the securities owned by this selling stockholder. For purposes of reporting requirements of the Securities Exchange Act of 1934, TRPA may be deemed to be the beneficial owner of all of the Shares owned by this selling stockholder; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. TRPA is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. The principal business address of this selling stockholder is c/o T. Rowe Price Associates, Inc., 100 East Pratt Street, Baltimore, MD 21202.

(12)
Consists of 922,892 shares of common stock held by Woodline Master Fund LP, with the resale of 521,738 Shares of such shares of common stock being registered on this registration statement. Woodline Partners LP serves as the investment manager of Woodline Master Fund LP and may be deemed to be the beneficial owner of the Shares. Woodline Partners LP disclaims any beneficial ownership of the Shares. The address for Woodline Master Fund LP is 4 Embarcadero Center, Suite 3450, San Francisco, CA 94111.

(13)
Consists of (i) 347,826 Shares held by JAE 2015 LLC., with the resale of all such Shares being registered on this registration statement, and (ii) 60,000 shares of common stock held by JAE Revocable Trust, none of which are being registered on this registration statement. John A. Elway, Jr. is the manager of JAE 2015, LLC and the trustee of JAE Revocable Trust and may be deemed to have voting and dispositive power over the shares of common stock referenced in this note (13). The address for JAE 2015 LLC is 7385 S. Peoria St, Unit C2, Englewood, CO 80112.

(14)
Consists of 448,113 shares of common stock directly held by Franklin Berger, of which, with the resale of 347,825 Shares of such shares of common stock being registered on this registration statement. The address for Mr. Berger is 600 Lexington Avenue, 30th Floor, New York, NY 10022.

(15)
Consists of 347,825 Shares directly held by S5 Enterprise Inc., or S5, with the resale of all such Shares being registered on this registration statement. Michael Serruya has voting and dispositive power over the Shares owned by S5, and may therefore be deemed the beneficial owner of such Shares. The address for S5 is 210 Shield Crt, Markham, Ontario, Canada, L32-8V2.

(16)
Consists of (i) 34,782 Shares held by Genesis P1 LLC, with the resale of all such Shares being registered on this registration statement, (ii) 12,000 shares of common stock directly held Ethan Benovitz, (iii) 618 shares of common stock held by Dana Benovitz, (iv) 6,000 shares of common stock held by Mina Benovitz, (v) 9,000 shares of common stock held by Avita Benovitz, (vi) 9,000 shares of common stock held by Kira Benovitz, (vii) 112,221 shares of common stock held by HUG Funding LLC, and (viii) 21,230 shares of common stock held by Genesis Capital Advisors LLC. None of such shares of common stock identified in (ii) through (viii) are being registered on this registration statement. Mr. Benovitz is father to each of Dana Benovitz, Mina Benovitz, Avita Benovitz, and Kira Benovitz, and as such may be deemed to have voting or dispositive control over the shares held by his children. Mr. Benovitz holds the shares of common stock in common ownership with HUG Funding LLC and is managing member of Genesis P1 LLC and Genesis Capital Advisors LLC. Mr. Benovitz may be deemed to share voting and dispositive power over the shares of common stock listed in (i) through (viii), but expressly disclaims such beneficially ownership with respect to (i), (iii), (iv), (v), (vi), (vii) and (viii) except to the extent of his pecuniary interest, if any. Only the Shares held by Genesis P1 LLC are being registered on this registration statement. The address for Mr. Benovitz and Genesis P1 LLC is 500 Mamroneck Avenue, Suite 213, Harrison, NY 10528.

(17)
Consists of (i) 707,357 shares of common stock directly held by G-Ten Partners LLC, with the resale of 313,043 Shares of such shares of common stock being registered on this registration statement, (ii) 15,500 shares of common stock held directly by Jamie Hartman, (iii) 112,221 shares of common stock held by HUG Funding LLC, and (iv) 21,230 shares of common stock held by Genesis Capital Advisors LLC. None of such shares of common stock identified in (ii) through (iv) are being registered on this registration statement. Mr. Hartman is manager of HUG Funding LLC and Genesis Capital Advisors LLC and an authorized signatory of G-Ten Partners LLC. Mr. Hartman has sole voting and dispositive power over, and may be deemed to beneficially own, the shares of common stock listed in (i) through (iv). Mr. Hartman expressly disclaims such beneficial ownership with respect to the shares listed in (i), (iii) and (iv), except to his pecuniary interest. The address of Mr. Hartman and G-Ten Partners LLC is 500 Mamroneck Avenue, Suite 213, Harrison, NY 10528.
(18)
Consists of (i) 1,071,172 shares of common stock held by Mike Rapp, (ii) 24,250 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of October 2, 2023, and (iii) 208,742 shares of common stock held by Broadband Capital Investments LLC, or Broadband, with the resale of 253,806 Shares of such shares of common stock identified in (i) and (iii) being registered on this registration statement. Mr. Rapp is a managing member of Broadband and has voting and investment power with respect to shares held by Broadband.

(19)
Consists of (i) 260,868 shares of common stock held by SDG Investing LLC I, with the resale of all such Shares being registered on this registration statement, (ii) 22,000 shares of common stock held by Sanford Greenberg, and (iii) 200 shares of common stock held by Sandford Greenberg IRA, none of such shares identified in (ii) and (iii) are being registered on this registration statement. Sanford Greenberg is the manager and member of SDG Investing LLC I. Sanford Greenberg has sole voting and dispositive power over the shares of common stock listed in (ii) and (iii) and may be deemed to beneficially own such shares. The address for SDG Investing LLC I and Sanford Greenberg is 816 Acoma Unit 1018, Denver, CO 80204.

(20)
Consists of (i) 319,636 shares of common stock held by Dr. Siegall, of which, with the resale of 169,204 Shares of such shares of common stock being registered on this registration statement, and (ii) 1,389,964 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of October 2, 2023.

(21)
Consists of (i) 173,912 Shares directly held by Sarosca Farm LLC, or Sarosca, with the resale of all such Shares being registered on this registration statement, and (ii) 113,541 shares of common stock held by PKBT Holdings LLC, or PKBT, none of which are being registered on this registration statement. Michael Zimmerman has voting and dispositive power over the shares of common stock owned by Sarosca and PKBT, and may therefore be deemed to be the beneficial owner of the shares. Mr. Zimmerman disclaims beneficial ownership of the shares except to his pecuniary interest. The address for Sarosca and Mr. Zimmerman is 100 West Putnam — Slagle House, Greenwich, CT 06830.

(22)
The address for Mr. Chisholm is 2508 Howard Grove Rd., Davidsonville, MD 21035.

(23)
The address for Mr. Anselmo is 3607 Lew Wallace St., Frederick, MD 21704.

Relationships with Selling Stockholders
Except as described below, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us, any of our predecessors or affiliates.
PIPE Financing
As discussed in greater detail under the section titled “Prospectus Summary — PIPE Financing,” in June 2023, we entered into Subscription Agreements with the selling stockholders pursuant to which we issued and sold an aggregate of 21,690,871 Shares to the selling stockholders in connection with the closing of the Merger and agreed to file a registration statement with the SEC to cover the resale of the Shares by the selling stockholders.
In connection with execution of a Subscription Agreement, we agreed to provide (1) Enavate Sciences, LP, or Enavate, with the right to designate a nominee for election to our board of directors, who shall initially be James Boylan, until the earlier to occur of (i) a change of control, (ii) Enavate (or its affiliates) holds less than 6.0% of our outstanding capital stock and (iii) June 29, 2030; and (2) each of (i) fund partnerships affiliated with EcoR1 Capital Fund, L.P. and EcoR1 Capital Fund Qualified, L.P., or collectively referred to as EcoR1, until the earlier to occur of (x) a change of control , (y) EcoR1 holds less than 7.5% of our outstanding capital stock and (z) June 29, 2028, and (ii) Redmile Biopharma Investments III, L.P., or Redmile, until the earlier to occur of (x) a change of control, (y) Redmile holds less than 7.5% of our outstanding capital stock and (z) June 29, 2028, the right to appoint an observer to be present and participate in a non-voting, observer capacity at all meetings of our board of directors, subject, in each case, to certain exceptions.
Participating Executive Officers, Directors, Employees and Consultants
Clay Siegall, Ph.D., Dr. Siegall has served as our Chief Executive Officer and Chairman of our board of directors since the closing of the Merger in October 2023. In addition, Dr. Siegall has served as the President and Chief Executive Officer and a director of Morphimmune since January 2023 and as an executive advisor to Morphimmune from September 2022 until January 2023.
Bruce Turner, M.D., Ph.D., Dr. Turner has served as our Chief Strategy Officer since the closing of the Merger in October 2023. In addition, Dr. Turner has served as Morphimmune’s Chief Strategy Officer and Interim Chief Financial Officer from March 2023 until the closing of the Merger.
James Boylan, Mr. Boylan serves as Enavate’s Chief Executive Officer and has served as a member of our board of directors since the closing of the Merger in October 2023. Mr. Boylan was appointed to our board of directors in connection with the closing of the PIPE Financing pursuant to Enavate’s right to designate a nominee for election to our board of directors.
Michael Rapp, Mr. Rapp served as the Chairman of our board of directors from December 2015 until the closing of the Merger.
B-Flexion Health and Life Science Invest L.P. purchased and holds the Shares on behalf of a to-be-launched investment fund that will be managed by Forge Life Science Partners. Anand Mehra is a founding partner of Forge Life Science Partners and served as a consultant to the Company, and in such capacity he received cash and equity compensation. Dr. Mehra’s services as a consultant terminated in connection with the closing of the Merger.
Morphimmune Series A-2 Preferred Stock Financing
In May 2023, Morphimmune issued and sold to investors in a private placement an aggregate of 9,890,414 shares of its Series A-2 preferred stock at a purchase price of $1.51662 per share through the payment of cash, for aggregate proceeds of approximately $15.0 million. The table below sets forth the number of shares of Morphimmune Series A-2 preferred stock purchased by entities or persons affiliated with certain selling stockholders.
Name	Series A-2 Convertible Preferred Stock (#)	Aggregate Purchase Price ($)
Entities affiliated with Avidity Partners Management LP(1)	1,318,721	$1,999,998.65
Clay Siegall, Ph.D.	494,520	$749,998.93
Entities affiliated with EcoR1 Capital, LLC(2)	1,318,721	$1,999,998.65
Franklin Berger	329,680	$499,999.29
Lance Siegall	204,401	$309,998.65
Entities affiliated with Redmile Group, LLC(3)	1,318,721	$1,999,998.65
Woodline Master Fund LP	1,318,721	$1,999,998.65

(1)
Consists of shares of Morphimmune Series A-2 preferred stock purchased by Avidity Master Fund LP and Avidity Private Master Fund I LP.

(2)
Consists of shares of Morphimmune Series A-2 preferred stock purchased by EcoR1 Capital Fund, L.P. and EcoR1 Capital Fund Qualified, L.P.

(3)
Consists of shares of Morphimmune Series A-2 preferred stock purchased by Redmile Biopharma Investments III, L.P.

Morphimmune Investors’ Rights, Management, Voting and Co-Sale Agreements
In connection with Morphimmune’s Series A-2 preferred stock financing, Morphimmune entered into amended and restated investors’ rights, voting and right of first refusal and co-sale agreements containing registration rights, information rights, rights of first offer, voting rights and rights of first refusal, among other things, with certain holders of Morphimmune capital stock. The persons and entities referenced in “— Morphimmune Series A-2 Preferred Stock Financing” were parties to these agreements. These agreements terminated in connection with the closing of the Merger.
Indemnification Agreements
We have entered into indemnification agreements with certain of our current and former directors and executive officers, including former directors and executive officers of Morphimmune. The indemnification agreements require us to indemnify these individuals to the fullest extent not prohibited by Delaware law.

PLAN OF DISTRIBUTION
We are registering the resale of the shares of our common stock held by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of our common stock. The selling stockholders will bear all fees, commissions and discounts, if any, attributable to the sales of shares and any transfer taxes. We will bear all other costs, expenses and fees in connection with the registration of shares of our common stock to be sold by the selling stockholders pursuant to this prospectus.
The term “selling stockholder” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on the principal trading market for our common stock or any other stock exchange, market or trading facility on which our common stock is traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:
•
ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

•
block trades in which the broker dealer will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker dealer as principal and resale by the broker dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
settlement of short sales;

•
distribution to employees, members, limited partners or stockholders of the selling stockholders;

•
in transactions through broker dealers that agree with the selling stockholders to sell a specified number of such common stock at a stipulated price per security;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
by pledge to secured debts and other obligations;

•
delayed delivery arrangements;

•
to or through underwriters or broker-dealers;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•
in privately negotiated transactions;

•
in options transactions;

•
a combination of any such methods of sale; or

•
any other method permitted pursuant to applicable law.

The selling stockholders may also sell the shares of our common stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.
In addition, a selling stockholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is our affiliate (or to the extent otherwise required by law), we may, at our option, file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of our common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority, or FINRA, Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell our common stock short and deliver these shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.
The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of participation in this offering). In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of our common stock.
We will pay certain fees and expenses incurred by us incident to the registration of the resale of the Shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the selling stockholders may be entitled to contribution. We may be indemnified by the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, or we may be entitled to contribution.
The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares of our common stock may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
We have agreed with the selling stockholders to keep the registration statement of which this prospectus forms a part effective until the earlier of (i) the third anniversary of the date this registration statement becomes effective, (ii) the date on which such selling stockholder ceases to hold any Shares issued pursuant to such selling stockholder’s Subscription Agreement, and (iii) all the Shares held by such selling stockholder may be sold within 90 days under Rule 144 without being subject to any volume, manner of sale or publicly available information requirements.

LEGAL MATTERS
Cooley LLP, San Diego, California, will pass upon the validity of the shares of our common stock offered by this prospectus.
EXPERTS
The financial statements of Immunome, Inc. as of December 31, 2022 and for the year then ended included in Immunome Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of Immunome, Inc. as of December 31, 2021 and for the year then ended incorporated by reference in this prospectus have been audited by Deloitte & Touche, LLP, an independent registered public accounting firm, as stated in its report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our website address is www.immunome.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary, and other portions of documents that are furnished but not filed or are otherwise not incorporated into registration statements pursuant to the applicable rules promulgated by the SEC) and any future filings made by us with the SEC (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary, and other portions of documents that are furnished but not filed or are otherwise not incorporated into registration statements pursuant to the applicable rules promulgated by the SEC) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, and (ii) after the effectiveness of the registration statement but prior to the termination of all offerings of securities covered by this prospectus:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 16, 2023;

•
our proxy statement on Schedule 14A filed with the SEC on April 20, 2023;

•
our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023, and September 30, 2023, filed with the SEC on May 5, 2023, August 9, 2023, and November 9, 2023, respectively;

•
our Current Reports on Form 8-K filed with the SEC on January 6, 2023, January 6, 2023, January 30, 2023, June 13, 2023, June 29, 2023, July 5, 2023, September 21, 2023, October 4, 2023, and November 8, 2023; and

•
the description of our common stock set forth in the Registration Statement on Form 8-A filed with the SEC on September 30, 2020, including any amendments or reports filed for the purpose of updating such description.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
Immunome, Inc.
665 Stockton Drive, Suite 300
Exton, PA 19341
Attn: Investor Relations
(610) 321-3700

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following table sets forth an estimate of the fees and expenses payable by us in connection with the issuance and distribution of the securities being registered (other than the underwriting discounts and commissions and expenses incurred by the selling stockholders in disposing of their Shares). All the amounts shown are estimates, except for the SEC registration fee.
Amount
SEC registration fee	$25,933
Accounting fees and expenses	$60,000
Legal fees and expenses	$50,000
Miscellaneous fees and expenses	$10,000
Total	$145,933
Item 15.   Indemnification of Directors and Officers
Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification by us of our directors and officers to the fullest extent permitted by applicable law.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock purchases or redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. Our Amended and Restated Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by applicable law.
We have entered into indemnification agreements with each of our directors and executive officers to provide contractual indemnification in addition to the indemnification provided in our Amended and Restated Certificate of Incorporation. Each indemnification agreement provides for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from a director’s or officer’s service to us or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. We believe that these provisions and agreements are necessary to attract qualified directors.
We also maintain standard policies of insurance under which coverage is provided (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of Immunome and (2) to us with respect to payments which may be made by us to such officers and directors pursuant to any indemnification provision contained in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws or otherwise as a matter of law.

Item 16.   Exhibits
Exhibit Number	Description
2.1†
Agreement and Plan of Merger and Reorganization, dated as of June 29, 2023, by and among Immunome, Inc., Ibiza Merger Sub, Inc. and Morphimmune Inc. (incorporated by reference from Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39580) filed with the SEC on June 29, 2023).

4.1	Amended and Restated Certificate of Incorporation of the Registrant (Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed with the SEC on October 6, 2020 and incorporated herein by reference).
4.2	Certificate of Amendment, dated October 2, 2023 to the Amended and Restated Certificate of Incorporation of Immunome, Inc. to implement Officer Exculpation (Filed as Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 4, 2023 and incorporated herein by reference).
4.3	Certificate of Amendment, dated October 2, 2023 to the Amended and Restated Certificate of Incorporation of Immunome, Inc. to implement the Authorized Share Increase (Filed as Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 4, 2023 and incorporated herein by reference).
4.4	Amended and Restated Bylaws of the Registrant (Filed as Exhibit 3.2 to Registrant’s Current Report on Form 8-K filed with the SEC on October 6, 2020 and incorporated herein by reference).
4.5	Form of Common Stock Certificate (Filed as Exhibit 4.2 to Amendment No. 1 to Registrant’s Registration Statement on Form S-1/A filed on September 24, 2020 and incorporated herein by reference).
4.6	Form of Subscription Agreement, dated June 29, 2023 (Filed as Exhibit 10.4 to Registrant’s Current Report on Form 8-K filed with the SEC on June 29, 2023 and incorporated herein by reference).
5.1*	Opinion of Cooley LLP.
23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2*	Consent of Deloitte & Touche, LLP, independent registered public accounting firm.
23.3*	Consent of Cooley LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
107*	Filing Fee Table

†
Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

*
Filed herewith.

Item 17.   Undertakings
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Exton, Commonwealth of Pennsylvania, on November 16, 2023.
IMMUNOME, INC.
By:
/s/ Clay Siegall

Clay Siegall, Ph.D.
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clay Siegall, Ph.D. and Corleen Roche, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Clay Siegall Clay Siegall, Ph.D.	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	November 16, 2023
/s/ Corleen Roche Corleen Roche	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 16, 2023
/s/ Isaac Barchas Isaac Barchas	Director	November 16, 2023
/s/ Jean-Jacques Bienaimé Jean-Jacques Bienaimé	Director	November 16, 2023
/s/ James Boylan James Boylan	Director	November 16, 2023
/s/ Philip Wagenheim Philip Wagenheim	Director	November 16, 2023